SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AT&T Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1301883
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

208. S. Akard Street Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates:

333-209718

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Floating Rate Global Notes due 2023	New York Stock Exchange
1.050% Global Notes due 2023	New York Stock Exchange
1.800% Global Notes due 2026	New York Stock Exchange
2.350% Global Notes due 2029	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

AT&T Inc. (the “Company”), hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated October 31, 2018 under the heading “Description of Exchange Notes,” and in the Company’s prospectus forming part of its Registration Statement on Form S-4 (No. 333-227808) under the same heading, originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on October 12, 2018, as thereafter amended and supplemented (the “Registration Statement”).

Item 2. Exhibits.

1. Indenture, dated as of May 15, 2013, between AT&T Inc. and The Bank of New York Mellon, N.A., as Trustee (incorporated by reference to Exhibit 4-a to the Company’s 8-K filed on May 15, 2013).

2. Form of Floating Rate Global Note due 2023 (incorporated by reference to Exhibit 4.1 to the Company’s filing on Form 8-K (No. 001-08610), filed on December 6, 2018).

3. Form of 1.050% Global Note due 2023 (incorporated by reference to Exhibit 4.2 to the Company’s filing on Form 8-K (No. 001-08610), filed on December 6, 2018).

4. Form of 1.800% Global Note due 2026 (incorporated by reference to Exhibit 4.3 to the Company’s filing on Form 8-K (No. 001-08610), filed on December 6, 2018).

5. Form of 2.350% Global Note due 2029 (incorporated by reference to Exhibit 4.4 to the Company’s filing on Form 8-K (No. 001-08610), filed on December 6, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AT&T INC.

Date: December 19, 2018	By:	/s/ George B. Goeke
George B. Goeke
Senior Vice President and Treasurer